UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
July 30, 2008

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On July 30, 2008, the Partnership issued a press release announcing that members of its senior management, in their individual capacities, together with Metalmark Capital Partners and Greenhill Capital Partners, have entered into a purchase and sale agreement with Provident Energy Trust (“Provident”) to acquire Provident’s indirect ownership of a 96.017% interest in BreitBurn Energy Company LP (“BEC”).

A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On July 30, 2008, the Partnership issued a press release announcing that members of its senior management, in their individual capacities, together with Metalmark Capital Partners and Greenhill Capital Partners, have entered into a purchase and sale agreement with Provident to acquire Provident’s indirect ownership of a 96.017% interest in BEC. BEC is a separate U.S. subsidiary of Provident, whose assets consist primarily of producing and non-producing crude oil reserves located in Los Angeles, Orange and Santa Barbara counties in California. The Co-Chief Executive Officers of the general partner of the Partnership, Randall H. Breitenbach and Halbert S. Washburn, indirectly own the remaining interest in BEC.

The transaction is subject to customary closing conditions and is expected to close in mid-August 2008. As a result of the transaction, management of the Partnership expects that there will be no immediate change to the relationship between the Partnership and BEC. In connection with the closing of the transaction, the Partnership expects to enter into a new Administrative Services Agreement and Omnibus Agreement with BEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of BreitBurn Energy Partners L.P. dated July 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BreitBurn GP, LLC,
its general partner

Date: July 30, 2008	By:	/s/ Halbert S. Washburn
Halbert S. Washburn
Co-Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release of BreitBurn Energy Partners L.P. dated July 30, 2008